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                                                                       EXHIBIT 5

                               HALE AND DORR LLP
                                60 State Street
                          Boston, Massachusetts 02109

                                                                   July 30, 1997

Open Market, Inc.
245 First Street
Cambridge, Massachusetts 02142


Ladies and Gentlemen:

     We have assisted in the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration for resale of 448,933 shares of Common Stock, $0.001 par value per share (the "Shares"), of Open Market, Inc., a Delaware corporation (the "Company").

     We have examined the Certificate of Incorporation and By-laws of the Company and all amendments thereto and have examined and relied on the originals or copies certified to our satisfaction of such records of meetings, written actions in lieu of meetings or resolutions adopted at meetings of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and (iii) the authenticity of the originals of the latter documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Hale and Dorr LLP

                                        Hale and Dorr LLP